UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 13, 2019

Kaleido Biosciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38822	47-3048279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

65 Hayden Avenue, Lexington, MA 02421

(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Exercise of Option for Expansion Space

On March 13, 2019, Kaleido Biosciences, Inc. (the “Company”) exercised its option to lease the Expansion Premises under that certain Lease Agreement dated March 19, 2018 (the “Lease”) by and between HCP/King Hayden Campus LLC (the “Landlord”) and the Company. The Expansion Premises is comprised of 54,468 square feet of space (the entire second floor of the north portion) of the Building located at 65 Hayden Avenue, Lexington, Massachusetts. Under the terms of the option, the Company will not gain access to this additional space until December 1, 2019 at the earliest and will have up to 3 months free rent following its initial access. The Company and the Landlord will enter into an amendment to the Lease to formally add the Expansion Premises to the Lease.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kaleido Biosciences, Inc.

Date: March 18, 2019	By:	/s/ Alison Lawton
Alison Lawton
Chief Executive Officer and President